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                                                                    Exhibit 23.6

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

   We consent to the use of our report dated January 16, 1998, except as to
Note 12, which is at February 23, 1998, with respect to the Corel Corporation consolidated statements of operations and retained earnings (deficit) and cash flows for the year ended November 30, 1997 which is incorporated by reference in its Annual Report on Form 10-K for the year ended November 30, 1999, to the Registration Statement on Form S-4 and related Prospectus of Corel Corporation dated April 3, 2000, and to the reference to our Firm under the caption Experts.

                                          /s/ KPMG LLP
                                          Chartered Accountants

Ottawa, Canada
April 3, 2000